HECO Exhibit 10.3(f)

Maui Electric Company, Ltd.

210 West Kamehameha Avenue

PO Box 398

Kahului, Maui, HI 96733-6898

(808) 871-8461

July 2, 2007

Edward L. Reinhardt

President

Mr. G. Stephen Holaday

Plantation General Manager

Hawaiian Commercial & Sugar Company

P. O. Box 266

Puunene, Maui, Hawaii 96784

Re:                               Amended and Restated Power Purchase Agreement dated November 30,1989, by and between Alexander & Baldwin, Inc., through its division Hawaiian Commercial & Sugar Company (“HC&S”), and Maui Electric Company, Limited (“MECO”), as amended by the First Amendment to Amended and Restated Power Purchase Agreement dated November I, 1990 (the Amended and Restated Power Purchase Agreement, as so amended, is referred to as the “PPA”)(1)

Dear Mr. Holaday:

In a letter dated June 28, 2005, MECO and HC&S agreed that neither company would give written notice of termination resulting in termination of the PPA prior to the end of the day on December 31, 2011.  In light of the desire of HC&S to continue the existing PPA and MECO’s desire for assurance that HC&S’s commitment under the existing PPA to supply firm capacity and renewable electrical energy will continue after 2011, MECO proposes an agreement that neither party will give written notice of termination resulting in the termination of the PPA prior to the end of the day on December 31, 2014, as follows:

MECO and HC&S agree that neither party will give written notice of termination under Article XVII of the PPA(2), such that the PPA terminates prior to the end of the day on

(1) HC&S agreed, by acceptance dated December 14, 1990, to the conditions in MECO’s Conditional Notice of Acceptance letter dated December 7, 1990, and the parties confirmed their mutual understanding with respect to two minor and technical errors in the PPA, in HC&S’ letter dated January 8, 1991, and agreed to by MECD on January 17, 1991.

(2) Article XVll of the PPA provides that the PPA “shall continue in effect through December 31, 1999, and from year to year thereafter, subject to termination on or after January 1, 2000, on not less than two (2) years’ prior written notice by either party.” As was provided in letter agreements dated December 11, 1997 and October 22, 1998, no notice of termination was given prior to the end of 1997 or 1998. As a result, the PPA remained in full force and effect through December 31, 2001, and from year to year thereafter, subject to termination on or after January 1, 2002, on not less than two (2) years’ written notice by either party. By letter dated December 27, 1999, MECO provided written notice of terrnination of the PPA to HC&S (the “Termination Notice”), with the termination to be effective at the end of the day on December 31, 2001. By letter agreement dated January 23, 2001, the Termination Notice was rescinded, and the parties agreed that neither party would give written notice of termination under Article XVll of the PPA such that the PPA terminates prior to the end of the day on December 31, 2004. Subsequently, by letter agreements dated June 11, 2002 and June 28, 2005, respectively, the

December 31, 2014. As a result, the PPA remains in full force and effect through December 31, 2014, and from year to year thereafter, subject to termination on or after the end ofthe day on December 31, 2014 on not less than two (2) years’ prior written notice by either party. For the PPA to terminate as ofthe end ofthe day on December 31, 2014, written notice of termination must be provided by either party on or before December 31, 2012.

If the foregoing meets with your approval, please execute this letter where indicated below and return the executed letter to MECO.  You may retain the enclosed copy of this letter for your records.

Sincerely,

Maui Electric Company, Limited

		By	/s/ Edward L. Reinhardt
Its President

		By	/s/ Eileen Wachi
Its Assistant Secretary

Acknowledged and Agreed:

Alexander & Baldwin, Inc., through its division Hawaiian Commercial & Sugar Company

By	/s/ G. StephenHoladay
Its General Manager

By	/s/ Frank E. Kiger
Its Vice President

Date:	July 2, 2007

parties agreed that neither party will give written notice of termination under Article XVlI of the PPA such that the PPA terminates prior to the end of the dey on December 31, 2007 and December 31, 2011, respectively. As a result, the PPA remains in full force and effect through December 31, 2011, and from year to year thereafter, subject to termination on or after the end of the day on December 31, 2011 on not less than two (2) years’ prior written notice by either party.